                                                FOR IMMEDIATE RELEASE



                     CSFB (USA) ANNOUNCES SALE OF CSFBDIRECT
                               TO BANK OF MONTREAL

           ----------------------------------------------------------

NEW YORK, NOVEMBER 28, 2001 - CSFB (USA) Board of Director's announced today that it has have reached an agreement to sell CSFBDIRECT; the company's U.S based online trading operations, to Bank of Montreal. The purchase price is $U.S.520 million and the transaction is expected to close in early 2002, after the proper regulatory approvals are secured in the U.S and Canada.

John J. Mack, Credit Suisse First Boston's Chief Executive Officer said, "CSFB has built a strong franchise providing online brokerage services to retail clients, and we are pleased to find a buyer that is committed to the business. This divestiture is part of our strategy that will allow us to focus on our core businesses while reducing costs. We can also concentrate exclusively on increasing our market share in those areas where we already have a significant leadership position."

Blake Darcy, CSFBDIRECT'S CEO commented, "This is an important step in the evolution of the CSFBDIRECT business. We have built a strong online retail franchise and with the support of Bank of Montreal, we will be able to leverage the great strengths of their franchise and take this business to the next level."

Additionally, CSFB announced that The Bank of Montreal has also signed multi-year contracts as clients of Pershing, CSFB's clearing and settlement unit and iNAUTIX, Pershing's technology unit.

CSFBDIRECT will be integrated with Harris InvestorLine to create Harris Direct Investing. It will be part of The Harris, the bank's wealth management business in the U.S., which draws on the market reputation of Chicago-based Harris
Bank. The company's headquarters will remain in Jersey City, New Jersey.

                                      # # #

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. CSFB operates in over 89 locations across more than 37 countries on 6 continents. The Firm is a business unit of the Zurich-based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our Web site at http://www.csfb.com.
                                     -------------------

CSFBDIRECT is one of the world's premier online brokerage firms offering a diversified range of investment products and services to self-directed investors. As of October 31, 2001, CSFBDIRECT employed 662 people and had over one million worldwide customer accounts representing $21 billion in assets.

CSFBDIRECT has received numerous honors over the past year, including a number one "4-Stars" rating in March 2001 by BARRON'S; "Best of the Web" in March 2001 by FORBES.COM; "Best Online Brokerage Service" in March 2001 by the Software Information Industry Association (SIIA); "#1 Online Brokerage" in March 2001 by the American Association of Individual Investors' (AAII) Customer Survey and number one for "Transaction Performance and Transaction Success Rate" in August 2001 by Keynote Systems, Inc.

CSFBDIRECT is headquartered in Jersey City, NJ with offices in Charlotte, NC, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai, and Investment Centers in New York, NY, Chicago, IL, Narberth, PA, Atlanta, GA, and Delray Beach, FL. For more information on CSFBDIRECT, visit the company's Web site at www.CSFBdirect.com.

-------------------------------------------------------------------------------

Press Contacts:  Jeanmarie McFadden        CSFB - New York        (212) 325-5898
                  Charlotte Fox            CSFBDIRECT             (201) 308-3562

[GRAPHIC OMITTED]                                                  PRESS RELEASE

                                                        Corporate Communications

                                                      CREDIT SUISSE FIRST BOSTON
                                                           Eleven Madison Avenue
                                                         New York, NY 10010-3629


                              FOR IMMEDIATE RELEASE


             CREDIT SUISSE FIRST BOSTON (USA), INC. COMPLETES TENDER
                   OFFER FOR ITS SERIES B PREFERRED STOCK
             ----------------------------------------------------------

NEW YORK, NOVEMBER 29, 2001 - Credit Suisse First Boston (USA), Inc. today announced that it has completed its cash tender offer for its Fixed/Adjustable Rate Cumulative Preferred Stock, Series B (liquidation preference $50.00 per share) (NYSE: DLJPRB) (CUSIP # 257661 30 6).

The tender offer expired, as scheduled, at 9:00 a.m., New York City time, on Thursday, November 29, 2001. Based on a preliminary count of tendered shares, 3,410,887 shares have been validly tendered and not withdrawn (this count includes 1,500 shares tendered via guaranteed delivery) and accepted for payment at a price of $52.20 per share, plus accrued and unpaid dividends.

CSFB (USA) will pay for all shares today except those tendered via guaranteed delivery. The acceptance of these shares in the tender offer will result in CSFB
(USA)'s acquisition of approximately 97% of the outstanding shares.

CSFB (USA), formerly known as Donaldson, Lufkin & Jenrette, Inc., is a subsidiary of Credit Suisse Group and part of the Credit Suisse First Boston business unit and was acquired in November 2000 by Credit Suisse Group.



                                      # # #

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. CSFB operates in over 89 locations across more than 37 countries on 6 continents. The Firm is a business unit of the Zurich-based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our Web site at http://www.csfb.com.




-------------------------------------------------------------------------------
Press Contacts:   Pen Pendleton         CSFB - New York          (212) 325-2590

CREDIT | FIRST                                        Corporate Communications
SUISSE | BOSTON
                                                      CREDIT SUISSE FIRST BOSTON
                                                      Eleven Madison Avenue
                                                      New York, NY 10010-3629


                                                      FOR IMMEDIATE RELEASE

     NOTICE OF FULL REDEMPTION TO THE HOLDERS OF CREDIT SUISSE FIRST BOSTON
     (USA), INC. FIXED/ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES A

     ----------------------------------------------------------------------

NEW YORK, NOVEMBER 30, 2001 - Credit Suisse First Boston (USA), Inc. ("CSFB USA") is hereby providing notice to the holders of Credit Suisse First Boston
(USA), Inc. Fixed/Adjustable Rate Cumulative Preferred Stock, Series A (CUSIP # 257661207) that pursuant to the provisions of the Prospectus Supplement dated November 19, 1996 to Prospectus dated February 6, 1996 (the "Prospectus"), CSFB USA has called for redemption on December 31, 2001 (the "Redemption Date") by application of the redemption provisions of the Prospectus at a redemption price of $50 per share of Series A Preferred Stock plus accrued and unpaid dividends (whether or not declared) to the Redemption Date in the amount of $0.2683 per share of Series A Preferred Stock (calculated at a rate of 6.44%) (the "Redemption Price"), all of the Series A Preferred Stock of CSFB USA.

The Series A Preferred Stock will become due and payable on the Redemption Date at the Redemption Price, upon presentation and surrender to The Bank of New York, as redemption agent.

Dividends on the Series A Preferred Stock will cease to accrue on and after the Redemption Date.

                                      # # #

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at HTTP://WWW.CSFB.COM.


--------------------------------------------------------------------------------
Press Contacts: Pen Pendleton    CSFB - New York                  (212) 325-2590